                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 AMETEK, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                                NOTICE OF 1998
                                ANNUAL MEETING


________________________________________________________________________________

                                PROXY STATEMENT

________________________________________________________________________________

                         [LOGO OF AMETEK APPEARS HERE]

                               TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
Notice of Annual Meeting..............................................................
Proxy Statement.......................................................................     1
  Solicitation of Proxies.............................................................     1
  Voting Rights.......................................................................     1
  Proposals to be Voted Upon..........................................................     2
  Election of Directors...............................................................     3
  Board Committees....................................................................     4
  Compensation of Directors...........................................................     5
  Stock Ownership.....................................................................     6
  Other Beneficial Ownership..........................................................     8
  Executive Officers..................................................................     9
  Executive Compensation..............................................................    11
  Compensation Committee Report on Executive Compensation.............................    12
  Stock Options and Stock Appreciation Rights.........................................    15
  Defined Benefit and Actuarial Plans.................................................    16
  Stock Performance Graph.............................................................    18
  Compensation Committee Interlocks and Insider Participation.........................    19
  Compliance with Section 16(a) of The Securities and Exchange Act of 1934............    19
  Employment Contracts and Termination, Severance and Change-in-Control Arrangements..    19
  Stockholder Proposals for the 1999 Proxy Statement..................................    20


                                [AMETEK LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            Tuesday, April 21, 1998
                        2:00 p.m. Eastern Daylight Time
                Desmond Great Valley Hotel and Conference Center
                             One Liberty Boulevard
                                  Malvern, PA




Dear Fellow Stockholder:

It is my pleasure to invite you to attend the 1998 Annual Meeting of Stockholders of AMETEK, Inc. The following items of business will be discussed during the Annual Meeting:

   1. Re-election of three directors: Walter E. Blankley, Lewis G. Cole and Charles D. Klein, each for a term of three years;

   2. Ratification of the appointment of Ernst & Young LLP as independent auditors for 1998;

   3. Transaction of any other business properly brought before the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, so that your shares may be represented at the Annual Meeting. If you prefer to vote in person at the Annual Meeting, you may do so. Directions to the Desmond Great Valley Hotel and Conference Center are located on the back cover of the attached proxy statement.

I look forward to seeing you at the Annual Meeting. On behalf of the management and directors of AMETEK, Inc., I want to thank you for your continued support and confidence during 1997 and going forward.

                                 Sincerely,



                             /s/ Walter E. Blankley
                                 Chairman of the Board
                                 and Chief Executive Officer

Dated: Paoli, Pennsylvania, March 25, 1998

                                 [AMETEK LOGO]


Principal executive offices

Station Square
Paoli, Pennsylvania 19301

                         P R O X Y  S T A T E M E N T


                            SOLICITATION OF PROXIES

The Board of Directors of AMETEK, Inc. (AMETEK) solicits the accompanying proxy for use at the Annual Meeting of its stockholders to be held on April 21, 1998, and at any and all adjournments thereof.

AMETEK has retained Georgeson & Company Inc. to assist in the solicitation of votes for $6,500, plus reasonable expenses. AMETEK will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common stock. This Proxy Statement, voting instruction card and AMETEK's 1997 Annual Report are being distributed on or about March 25, 1998.

                                 VOTING RIGHTS

Stockholders as of the close of business on March 6, 1998 (the Record Date) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, 32,835,937 shares of AMETEK's common stock were issued and outstanding. In addition, AMETEK held 540,554 issued shares in its treasury which, while so held, cannot be voted. A majority of the outstanding shares of common stock, present or represented by a proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. A stockholder who is present or represented by a proxy at the Annual Meeting and who abstains from voting, and broker non-votes (shares held by a broker or nominee who is present or represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on proposals) will be counted for purposes of determining the quorum, but will not be counted as votes for or against the proposals. A stockholder may revoke a proxy any time before the Annual Meeting. If a proxy is properly signed and is not revoked by the stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the stockholder signs and returns the proxy without marking selections, the proxy will be voted in favor of the election as directors of the nominees listed on the following page and in favor of Proposal 2.

If you own shares independently and also have shares credited to your account under the AMETEK Savings and Investment Plan, held in custody by the trustee, you will receive two separate proxy mailings. Shares for which no instructions are received by the trustee will be voted in the same proportion as the shares for which the trustee receives instructions. In addition, if your shares are in more than one account or are not all under the same registration in AMETEK stock records, you will also receive more than one proxy card. Please sign and return all proxy cards to ensure that all your shares are voted.

Representatives of American Stock Transfer & Trust Company will tabulate the votes and act as inspectors of election.

                           PROPOSALS TO BE VOTED UPON



1.  ELECTION OF DIRECTORS

Nominees for re-election this year are Walter E. Blankley, Lewis G. Cole and Charles D. Klein. Each has consented to serve a three-year term.

All proxies received will be voted for the re-election of the nominees unless directed otherwise in the proxy. Each nominee needs the affirmative vote of a plurality of shares represented either in person or by proxy at the Annual Meeting and entitled to vote. While there is no reason to believe that it will occur, if any director is unable to stand for re-election, shares represented by proxies may be voted for a substitute director.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES


2.  APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed the firm of Ernst & Young LLP, which has audited the accounts of AMETEK since 1930, as independent auditors for the year 1998. The stockholders are requested to signify their approval of the appointment.

Representatives of Ernst & Young LLP will attend the Annual Meeting and have an opportunity to make a statement if they desire and will also be available to answer appropriate questions.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.


3.  OTHER MATTERS

As of this date the Board of Directors is not aware of any matters which may come before the Annual Meeting other than those set forth above. However, your proxy confers discretionary authority to the Board of Directors to vote on any other business that may properly come before the Annual Meeting, and any adjournments of the Annual Meeting.


Explanatory Note:  In July 1997, the then-existing AMETEK, Inc. (Old Ametek)
----------------
spun off all of its businesses, other than its water filtration business, to a wholly-owned subsidiary (which now is AMETEK, Inc.). Old Ametek then distributed to its shareholders, on a share-for-share basis, all of the shares of new AMETEK. Immediately thereafter, Old Ametek (which then held only the water filtration business) was merged with a subsidiary of Culligan Water Technologies, Inc. ("Culligan"). Shareholders of Old Ametek received shares of common stock of Culligan in exchange for their Old Ametek shares. References in this proxy statement to AMETEK include Old Ametek where appropriate, periods of service with AMETEK include service with Old Ametek, and compensation for the 1997 year is the aggregate compensation paid by AMETEK and Old Ametek.

                              ELECTION OF DIRECTORS

At the time of this Proxy Statement, the Board of Directors of AMETEK consists of eight members, seven of whom are non-employee directors. The Chairman of the Board and Chief Executive Officer is a member of the Board. The Board is divided into three classes with staggered terms so that the term of one class expires at each annual meeting of stockholders.


CLASS I:  NOMINEES FOR ELECTION AT THIS ANNUAL MEETING FOR TERMS EXPIRING IN
2001:

WALTER E. BLANKLEY                      Chairman of the Board and Chief Executive Officer of AMETEK since
Director since 1990                     April 1993.  Chief Executive Officer since April 1990.  President from April 1990 to April 1993.  Director of AMCAST Industrial
                                        Corporation and CDI Corporation.  Age 62.

LEWIS G. COLE                           Partner, Stroock & Stroock & Lavan LLP, Attorneys.  Age 67.
Director since 1987

CHARLES D. KLEIN                        A Managing Director of American Securities, L.P. and an executive
Director since 1980                     officer of the corporate general partner of several affiliated entities.  Director of CTB International Corp.  Age 59.

CLASS II:  DIRECTORS WHOSE TERMS CONTINUE UNTIL 1999:

SHELDON S. GORDON                       Chairman of Union Bancaire Privee International, Inc. since May 1996.
Director since 1989                     Partner of The Blackstone Group, L.P. from April 1991 to May 1996.
                                        Director of Anangel-American Shipholdings Limited and EVI, Inc.
                                        Age 62.

DAVID P. STEINMANN                      A Managing Director of American Securities, L.P. and an executive
Director since 1993                     officer of the corporate general partner of several affiliated entities.  Age 56.

CLASS III:  DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

HELMUT N. FRIEDLAENDER                  Private investor.  Age 84.
Director since 1955

JAMES R. MALONE                         Chairman of the Board since December 1996 and Chief Executive
Director since 1994                     Officer since May 1997 of HMI Industries.  Chairman of the Board of
                                        Anchor Resolution Corp. (formerly Anchor Glass Container Corp.)
                                        since January 1996.  President and Chief Executive Officer of
                                        Anchor Glass Container Corp. from May 1993 to January 1996.
                                        Chairman of the Board of Intek Capital Corp. since September 1990.
                                        Chairman, President and Chief Executive Officer of Grimes Aerospace
                                        Co. from September 1990 to May 1993.  Director of Amsouth Bank N.A.
                                        Age 55.

ELIZABETH R. VARET                      A Managing Director of American Securities, L.P. and chairman of
Director since 1987                     the corporate general partner of several affiliated entities.  Age
                                        54.


                                BOARD COMMITTEES

AMETEK has an Audit Committee, a Compensation Committee, a Stock Option Committee, a Nominating Committee, and a Pension Investment Committee, all of which are comprised of non-employee directors. In addition, AMETEK has an Executive Committee which consists of four Directors and has limited powers to act on behalf of the Board whenever the Board is not in session.

The Audit Committee reviews with independent auditors the plan and results of the auditing engagement, reviews the scope and results of AMETEK's procedures for internal auditing, reviews the independence of the auditors, considers the range of audit and non-audit services, and reviews the adequacy of AMETEK's system of internal accounting controls.

The Compensation Committee analyzes and makes recommendations regarding management compensation, periodically reviews management compensation policies and practices, and recommends incentive compensation awards and officer salary adjustments to the Board of Directors.

The Stock Option Committee administers AMETEK's stock option plans.

The Nominating Committee determines the appropriate size and composition of the Board of Directors, considers qualifications of prospective Board member candidates, conducts research to identify and recommend nomination of suitable candidates, and reviews the experience, background, interests, ability and availability of prospective nominees to meet time requirements of Board of Director and committee membership.

The Pension Investment Committee reviews administration of AMETEK's retirement plans including compliance, investment manager and trustee performance and results of independent audits of the plans.

Committee membership as of the record date was as follows:

AUDIT                                            COMPENSATION                          STOCK OPTION
-----------------------------------  ------------------------------------  ------------------------------------
Lewis G. Cole                                 Sheldon S. Gordon                     Sheldon S. Gordon
Helmut N. Friedlaender                        Charles D. Klein                      James R. Malone
Sheldon S. Gordon                             James R. Malone
David P. Steinmann                            Elizabeth R. Varet

NOMINATING                                    PENSION INVESTMENT                        EXECUTIVE
-----------------------------------  ------------------------------------  ------------------------------------
Helmut N. Friedlaender                        Lewis G. Cole                         Walter E. Blankley
Charles D. Klein                              Sheldon S. Gordon                     Sheldon S. Gordon
James R. Malone                               James R. Malone                       Charles D. Klein
                                                                                    Elizabeth R. Varet


During 1997, there were 9 meetings of the Board of Directors, 2 meetings of the Audit Committee, 4 meetings of the Compensation Committee, 2 meetings of the Stock Option Committee, 2 meetings of the Nominating Committee, 11 meetings of the Executive Committee, and 3 meetings of the Pension Investment Committee.

                           COMPENSATION OF DIRECTORS

Mr. Blankley, the only employee director of AMETEK, receives no additional compensation other than his salary for serving on the Board or its Committees. Non-employee directors receive $35,000 annually and $2,500 for each of the six regular meetings of the Board of Directors attended. There is no additional compensation for attending Committee meetings.

AMETEK sponsors a Retirement Plan for directors under which each non-employee director who has at least 3 years of service as a director or officer of AMETEK, and who does not have a benefit under AMETEK's retirement plan, will receive an annual retirement benefit equal to 100% of the highest annual rate of Board fees during the director's service with the Board. The benefit is reduced proportionately if the director has less than five years of service. Retirement benefits are paid from AMETEK's general assets. All non-employee directors have accrued an annual retirement benefit of $50,000 except Mr. Malone who has accrued a benefit of $30,000 and Mr. Steinmann who has accrued a benefit of $40,000. This benefit is not available to persons who first become members of the Board of Directors on or after January 1, 1997.

AMETEK sponsors a Death Benefit Program for directors under which each non-employee director has an individual agreement which pays the director (or the director's beneficiary in the event of the director's death) an annual amount equal to 100% of the highest annual rate of compensation during the director's service with the Board. The payments are made for ten years beginning at the director's death or the later of retirement or age 70. Directors appointed after January 1, 1989 must complete five years of service as a director before becoming eligible for the benefit payable at the later of retirement or age 70. The Death Benefit Program is funded by individual life insurance policies purchased by AMETEK on the lives of the directors. In addition, active non-employee directors have a group term life insurance benefit of $50,000. AMETEK retains the right to terminate any of the individual agreements under certain circumstances.

                                STOCK OWNERSHIP

The following table shows the number of shares of Company Common Stock the officers and directors beneficially owned as of January 31, 1998.

                                                                   Amount of Shares and
                                                                  Nature of Ownership (1)
------------------------------------------------------------------------------------------------------------------------
Name                               Sole Voting       Shared
                                       and          Voting or
                                   Investment      Investment       Right to                                   Percent
                                      Power           Power         Acquire          SERP          Total       of Class
                                       (2)             (3)            (4)            (5)
------------------------------------------------------------------------------------------------------------------------

W. E. Blankley,
Director and Officer                     95,134          48,567        286,905         12,892        443,498         1.3%
------------------------------------------------------------------------------------------------------------------------

R. W. Chlebek, Officer                       --              --          7,510            741          8,251      *
------------------------------------------------------------------------------------------------------------------------

L. G. Cole, Director (6)                 10,000         510,588             --             --        520,588         1.6%
------------------------------------------------------------------------------------------------------------------------

H. N. Friedlaender, Director (7)         48,500          30,400             --             --         78,900      *
------------------------------------------------------------------------------------------------------------------------

S. S. Gordon, Director                   30,000              --             --             --         30,000      *
------------------------------------------------------------------------------------------------------------------------

F. S. Hermance, Officer                  46,000              --         93,130          9,903        149,033      *
------------------------------------------------------------------------------------------------------------------------

C. D. Klein, Director (8)(11)            50,000           2,600             --             --         52,600      *
------------------------------------------------------------------------------------------------------------------------

J. R. Malone, Director                   20,000              --             --             --         20,000      *
------------------------------------------------------------------------------------------------------------------------

J. J. Molinelli, Officer                 26,919              --        100,341          4,754        132,014      *
------------------------------------------------------------------------------------------------------------------------

A.J. Neupaver, Officer                   18,370              --         76,607          4,527         99,504      *
------------------------------------------------------------------------------------------------------------------------

D. P. Steinmann, Director                34,700          89,244             --             --        123,944      *
 (9)(11)
------------------------------------------------------------------------------------------------------------------------

E. R. Varet, Director (10)               64,600         934,508             --             --        999,108         3.0%
------------------------------------------------------------------------------------------------------------------------

Directors and Executive                 466,662       1,019,999        671,145         40,813      2,198,619         6.6%
 Officers as a Group (17
  persons) including
  individuals named above
------------------------------------------------------------------------------------------------------------------------

*Represents less than 1% of the outstanding shares of Common Stock of AMETEK.

 (1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise.
 (2) Shares held in the individual's name, individually or with others, or in the name of a bank, broker or nominee for the individual's account, where the officer or director has sole voting and investment power.
 (3) Other shares where the officer or director has shared voting or investment power.
 (4) Shares the officers and directors have a right to acquire through stock option exercises within 60 days of January 31, 1998.

 (5) Shares deemed held for the account of the individual under the Supplemental Executive Retirement Plan (described in more detail on page 17).
 (6) Mr. Cole has shared voting and investment power with respect to 510,588 shares with Ms. Varet and others.
 (7) Mr. Friedlaender has shared voting and investment power with respect to 30,400 shares. Of these, 15,200 shares are owned by a trust of which Mr. Friedlaender is a trustee; Mr. Friedlaender disclaims beneficial ownership of such shares.
 (8) Mr. Klein has shared voting and investment power with respect to 2,600 shares with Mr. Steinmann and others.
 (9) Mr. Steinmann has shared voting and investment power with respect to 89,244 shares, as to 82,720 shares of which such power is shared with Ms. Varet and others, as to 2,600 shares of which such power is shared with Mr. Klein and others, and as to 3,924 shares of which such power is shared with others.
(10) Includes 10,000 shares owned by a trust of which Ms. Varet's husband is a beneficiary and as to which Ms. Varet disclaims any beneficial ownership. Ms. Varet has shared voting and investment power with respect to 934,508 shares, as to 510,588 shares of which such power is shared with Mr. Cole and others, as to 330,000 shares of which such power is shared with others and as to 82,720 shares of which such power is shared with Mr. Steinmann and others.
(11) Mr. Steinmann is an executive officer, and Mr. Klein is a portfolio manager, of Oak Hall Capital Advisors, L.P., an investment manager of (i) the AMETEK, Inc. Employees' Master Retirement Trust, which holds among its assets 571,400 shares, and (ii) AMETEK Foundation, Inc., which holds among its assets 55,800 shares; none of these shares has been included in the above table. Oak Hall Capital Advisors, L.P. is an affiliate of American Securities, L.P.

                           OTHER BENEFICIAL OWNERSHIP

The following table shows the only entities known to AMETEK to be beneficial owners of more than five percent of the outstanding shares of AMETEK as of March 6, 1998.


       Name and Address of             Nature of Beneficial                          Percent
         Beneficial Owner                   Ownership            Amount of Shares   of Class
--------------------------------------------------------------------------------------------

FMR Corp.                           Sole dispositive, but no
82 Devonshire Street                voting power for.........            4,037,100
Boston, MA  02109-3614
                                    Sole voting and
                                    dispositive power for....              252,470



                                    TOTAL (1)................            4,289,570     13.00%
============================================================================================
Gabelli Asset Management Company
International Advisory Services     Sole voting and
 Ltd.                               dispositive power for....                3,500
c/o Appleby, Spurling & Kempe
Hamilton HM12, Bermuda
--------------------------------------------------------------------------------------------
Gabelli Funds, Inc.
One Corporate Center                Sole voting and
Rye, NY  10580-1434                 dispositive power for....              565,000
--------------------------------------------------------------------------------------------
GAMCO Investors, Inc.
One Corporate Center                Sole voting power for
Rye, NY   10580-1434                2,512,900 shares, but
                                    sole dispositive power
                                    for .....................            2,618,900
--------------------------------------------------------------------------------------------
                                    TOTAL (2)................            3,187,400      9.64%
============================================================================================


(1)  Based on Schedule 13(G) filed on  February 14, 1998.
(2) Based on Schedule 13(D) filed October 30, 1997, Mr. Mario J. Gabelli is deemed to have beneficial ownership of these shares.

                               EXECUTIVE OFFICERS

Officers are appointed by the Board of Directors to serve for the ensuing year and until their successors have been elected and qualified. Information on executive officers of AMETEK is shown below:


             NAME                   AGE                              Present Position with AMETEK
------------------------------     -----         ------------------------------------------------------------------
Walter E. Blankley                  62           Chairman of the Board and Chief Executive Officer
Frank S. Hermance                   49           President and Chief Operating Officer
John J. Molinelli                   51           Senior Vice President--Chief Financial Officer
Albert J. Neupaver                  47           President--Electromechanical Group
Robert W. Chlebek                   54           President--Electronic Instruments Group
George E. Marsinek                  60           Senior Vice President--Electromechanical Group
Philip A. Goodrich                  41           Senior Vice President--Corporate Development
Robert R. Mandos, Jr.               39           Comptroller
Deirdre D. Saunders                 50           Vice President and Treasurer
Donna F. Winquist                   48           Vice President, Corporate Counsel and Corporate Secretary

WALTER E. BLANKLEY'S employment history with AMETEK and other directorships currently held are included under the section "Election of Directors."

FRANK S. HERMANCE was elected President and Chief Operating Officer on November 21, 1996. He previously had been Executive Vice President and Chief Operating Officer since January 1, 1996 and prior to that he served as President of the former Precision Instruments Group (now the Electronic Instruments Group), a position he was elected to on September 23, 1994. He joined AMETEK as a Group Vice President in November 1990. Mr. Hermance is also Director of CTB International Corp., a manufacturer of animal agricultural systems and grain storage equipment.

JOHN J. MOLINELLI was elected Senior Vice President--Chief Financial Officer on April 29, 1994. Previously he had served as Vice President and Comptroller of AMETEK since April 1993. He was elected Comptroller in 1991.

ALBERT J. NEUPAVER was elected President of the Electromechanical Group on January 10, 1997, and was elected President of the former Industrial Materials Group on September 23, 1994. Previously he served as a Group Vice President since May 1994. He was elected Vice President of AMETEK in 1991.

ROBERT W. CHLEBEK joined AMETEK as President of the former Precision Instruments Group on March 1, 1997. Prior to joining AMETEK, Mr. Chlebek had been President of Philips Components North America, a subsidiary of Philips Electronics, N.V. ("Philips") since 1993. Previously he held general management positions with Philips.

GEORGE E. MARSINEK was elected Senior Vice President--Electromechanical Group effective January 10, 1997. For health reasons, he stepped aside from his previous position as President of the Electromechanical Group which he had held since September 23, 1994, before which he had been a Group Vice President since April 1990.

PHILIP A. GOODRICH joined AMETEK as Senior Vice President--Corporate Development on August 28, 1996. Prior to joining AMETEK, Mr. Goodrich had been Vice President of Corporate Development at General Signal Corporation for five years.

ROBERT R. MANDOS, JR. was elected Comptroller of AMETEK effective April 1, 1996. He served as Director of Financial Information at corporate headquarters from November 1, 1995 to March 31, 1996 and Division Vice President--Finance for the multiplant operations of the U.S. Gauge Division from February 1, 1992 to October 31, 1995.

DEIRDRE D. SAUNDERS was elected Vice President on July 30, 1997. She has served as Treasurer since April 1993. Ms. Saunders joined AMETEK in 1987 as Assistant Treasurer.

DONNA F. WINQUIST was elected Vice President on July 30, 1997. She became Corporate Secretary effective May 1, 1997 while retaining her responsibilities as Corporate Counsel to which position she was appointed in December 1994.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table shows the compensation paid to each of the five named executive officers for the years ended December 31, 1997, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------------------------------------------------
ANNUAL COMPENSATION                                                                 LONG TERM COMPENSATION AWARDS
--------------------------------------------------------------------------------------------------------------------------
                                                                OTHER        RESTRICTED        SHARES         ALL OTHER
NAME AND                               SALARY     BONUS         ANNUAL     STOCK AWARD(S)    UNDERLYING      COMPENSATION
PRINCIPAL POSITION              YEAR    ($)        ($)       COMPENSATION                   OPTIONS/SARS (1)     ($)(2)
--------------------------------------------------------------------------------------------------------------------------
W.E. BLANKLEY                   1997  505,000      485,000             --              --               --        314,535
 CHAIRMAN AND                   1996  487,000      440,000             --              --           96,136          2,736
 CHIEF EXECUTIVE OFFICER        1995  472,000      400,000             --              --           90,128          1,752
--------------------------------------------------------------------------------------------------------------------------
F.S. HERMANCE                   1997  330,000      270,000             --              --               --        242,204
 PRESIDENT AND                  1996  300,000      225,000             --              --          120,170          1,776
 CHIEF OPERATING OFFICER        1995  228,000      152,000             --              --           36,051          1,332
--------------------------------------------------------------------------------------------------------------------------
J.J. MOLINELLI                  1997  210,000      155,000             --              --               --        117,369
 SENIOR VICE PRESIDENT          1996  200,000      140,000             --              --           36,051          1,872
 AND CHIEF FINANCIAL OFFICER    1995  182,500      125,000             --              --           30,043          1,356
--------------------------------------------------------------------------------------------------------------------------
A.J. NEUPAVER                   1997  225,000      165,000             --              --            5,000        111,648
 PRESIDENT                      1996  197,500      140,000             --              --           30,043          1,680
 ELECTROMECHANICAL GROUP        1995  180,000      110,000             --              --           30,043          1,302
-------------------------------------------------------------------------------------------------------------------------
R.W. CHLEBEK                    1997  183,333       185,000 (3)        --              --           30,043         25,563
 PRESIDENT                      1996       --           --             --              --               --             --
 ELECTRONIC INSTRUMENTS GROUP   1995       --           --             --              --               --             --
-------------------------------------------------------------------------------------------------------------------------

(1) Effective August 1, 1997, the number of shares underlying unexercised stock options was increased and the exercise price was decreased to take into account the substitution of AMETEK shares for those of Old Ametek (see Explanatory Note on page 2) since the market value of AMETEK shares immediately after August 1, 1997 was less than the market value of Old Ametek shares immediately prior to that date. These adjustments were made in accordance with Internal Revenue Service regulations and preserve both the aggregate spread between the market value and exercise price of the options as well as require the executive to pay the same aggregate price upon exercise as he would have paid prior to August 1, 1997. Mr. Neupaver's 1997 award was not adjusted since it occurred after August 1, 1997. The number of shares underlying the options prior to the adjustment were as follows: Mr. Blankley- 155,000, Mr. Hermance - 130,000, Mr. Molinelli - 55,000, Mr. Neupaver -50,000 and Mr. Chlebek - 25,000.

(2) The amounts reported represent AMETEK's contribution ($1,200 each) to the AMETEK Savings and Investment Plan for each of the individuals listed above, the dollar value of premiums paid by AMETEK with respect to term life insurance for the benefit of each of the named executive officers, the amount contributed for Mr. Chlebek under the retirement feature of the Ametek Savings and Investment Plan ($6,500), and the dollar value of contributions under the Supplemental Executive Retirement Plan ("SERP") (described in more detail on page 17). Amounts contributed to the SERP in 1997 include a one-time credit equal to the amount of contributions that would have been made over an 8-year period had the SERP been in effect since 1989. The one-time credit for each of the named executive officers is as follows: Mr. Blankley - $252,186, Mr. Hermance - $183,132, Mr. Molinelli - $88,727, Mr. Neupaver - $79,972 and Mr. Chlebek - $0.

(3) This amount includes a $70,000 signing bonus paid to Mr. Chlebek upon his employment with AMETEK effective March 1, 1997.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following report, submitted by the Compensation Committee of the Board of Directors, provides information regarding policies and practices concerning compensation of the Chairman of the Board and Chief Executive Officer and the other executive officers of AMETEK.

                             COMPENSATION OVERVIEW

   The Compensation Committee recommends to the Board of Directors (a) executive compensation arrangements for senior management and directors, and (b) compensation plans in which officers and employees are eligible to participate. The Stock Option Committee approves, and then submits for ratification to the Board of Directors, grants of stock options, stock appreciation rights and restricted stock awards under AMETEK stock plans.

   The members of the Compensation Committee, Messrs. Gordon, Klein and Malone and Ms. Varet are non-employee directors of AMETEK. The members of the Stock Option Committee, Messrs. Gordon and Malone are directors and have no other affiliation with AMETEK.

   Executive compensation consists of three principal elements: (a) salary, (b) annual incentive bonus and (c) grants of stock options, rights and restricted stock. AMETEK provides additional retirement and other benefits for executives similar to those provided by other major corporations.

   Information regarding similarly situated executive officers at comparable companies was drawn from publicly available information for certain of the companies included in the index of peer companies used in the Stock Performance Graph set forth on page 18 and for certain other companies identified by an independent employee benefits consulting firm retained by AMETEK.

                    REQUIRED STOCK OWNERSHIP FOR EXECUTIVES

   The Compensation Committee and the Stock Option Committee believe that AMETEK should attract, retain, motivate and benefit from the guidance and experience of talented and qualified executives who will advance AMETEK's profitability and worldwide growth. AMETEK also believes that encouraging its executives to acquire a larger equity interest in AMETEK provides additional incentives to put forth the maximum efforts for the success of AMETEK, thereby linking their efforts as executives to the interests of the stockholders. Accordingly, AMETEK has directed that executive officers and management of AMETEK acquire stock, within a reasonable period of time, varying in value from one to five times their base salary. Messrs. Blankley, Hermance and Molinelli have exceeded the required AMETEK stock ownership levels of five times, four times and three times base salary, respectively.

                                 SALARY

   Salary levels for AMETEK'S executive officers are based principally on the executive's responsibilities. Consideration is given to factors such as the individual's experience, record and the responsibility associated with his or her position and to external factors such as salaries paid to executive officers by comparable companies and the cost of living in the geographic area where the executive is located. When determining annual adjustments to each executive officer's salary, consideration is also given to prevailing economic conditions, to the adjustments being given to other employees within AMETEK, to the performance of the executive's responsibilities and to performance objectives. In evaluating the salaries paid to similarly situated executive officers, consideration is given to the full range of such salaries and to the experience and records of those executives who received salaries at the high, medium and low points of such range. In determining executive salaries, the Compensation Committee has generally targeted the median level of the compensation range for each position at comparable companies.

                                 ANNUAL INCENTIVE BONUS

   Bonuses are viewed as an incentive reward for individual contributions to AMETEK's performance, based not only on short-term results but also on the investments made by AMETEK for the future growth of AMETEK's profits. The principal financial performance measures considered by the Compensation Committee are earnings, return on assets and cash flow, with the relative weight of each of these factors being roughly equal. However, the significance of any one of these factors may vary from one executive officer to another depending upon whether that officer has been assigned other long-term goals, such as reorganizing a business, developing new products or increasing market penetration. Each year, an aggregate amount, generally equal to five percent of income before federal income taxes exclusive of capital gains and certain non-recurring charges, is established for the purpose of paying the bonuses to executive officers and certain other employees. Using this formula, the bonus pool for 1997 increased compared to 1996. The Chairman of the Board and Chief Executive Officer reviews AMETEK's performance and the individual contribution of each executive officer to AMETEK's performance and makes recommendations to the Compensation Committee with respect to the suitable bonus amount to be awarded to each individual for that year. The Compensation Committee then meets with the Chairman of the Board and Chief Executive Officer to consider such recommendations, makes any appropriate changes, and presents its recommendations to the Board of Directors which then discusses and votes upon the bonuses.

      STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK AWARDS

   Awards of stock options, Stock Appreciation Rights ("SARs") and shares of restricted stock are considered an important complement to the cash elements of AMETEK's executive officers' compensation because they align the executives' interests with the stockholders' interests. A principal factor influencing the market price of AMETEK's stock is AMETEK's performance as reflected in its sales, earnings, cash flow and other results; thus, by granting stock options and SARs to AMETEK's executive officers, such individuals are encouraged to achieve consistent improvements in AMETEK's performance. The plans under which such awards are made have been approved by AMETEK's stockholders. Company stock options and SARs and their terms generally require the executive to be employed by AMETEK on the exercise date. The exercise price of options equals the mean market price of AMETEK's stock on the grant date. Accordingly, options will only yield income to the executive if the market price of AMETEK's stock is greater at the time of exercise than it was when the option was granted. Awards of shares of restricted stock are subject to forfeiture restrictions which prohibit the recipient from selling such shares for a specified period following the date of the award. Awards provide inducements to the executive officers to remain with AMETEK over the long term and enhance corporate performance and, correspondingly, shareholder value. When considering whether to make grants of stock options and SARs or awards of restricted stock, the Stock Option Committee reviews practices of other comparable companies as well as individual performance-related criteria, and takes into consideration the effect such awards might have on AMETEK's performance and shareholder value. The measures of AMETEK performance that are considered in making such awards, and the relative weight of each of these factors, are generally the same as those used in determining bonus levels. However, more emphasis is placed on the long-term objectives that an officer has been assigned.

                          MR. BLANKLEY'S COMPENSATION


   In determining the appropriate levels for Mr. Blankley's 1997 base salary and bonus, the Compensation Committee considered the same factors that it considered when fixing compensation levels for AMETEK's other executive officers and sought to achieve the same corporate goals. The Compensation Committee also considered the major initiatives and programs, which, in 1997, were commenced or furthered under Mr. Blankley's leadership.

   In 1997, AMETEK continued its successful execution of the financial and operating strategies of its Shareholder Value Enhancement Plan, initiated by Mr. Blankley and the Board in 1994. Among other achievements in 1997, under Mr. Blankley's leadership,

(a) AMETEK met its financial goals for 1997 that were set by the Compensation Committee at the beginning of the year. It achieved a fourth consecutive year of record sales and earnings from continuing operations.

(b) In August 1997, AMETEK divested its water filtration business in a tax-free spin-off and merger with Culligan Water Technologies, Inc. Upon this divestiture, AMETEK stockholders received .105 shares of Culligan stock for each share of AMETEK stock owned.

(c) AMETEK increased its focus on electrical and electronic products where it has competitive advantages. The divestiture of non-core businesses such as the water filtration business as well as AMETEK's motor business serving the domestic HVAC market were integral steps in achieving this increased focus.

(d) AMETEK continued to enhance long-term shareholder value through its four growth strategies: Operational excellence, new product development, strategic acquisitions and global and market expansion.

     * AMETEK acquired companies in Germany and Denmark as well as the Chatillon and Lloyd test and measurement instruments business.
     * AMETEK opened new plants in Shanghai, China; Reynosa, Mexico; and the Czech Republic.
     *  AMETEK experienced a 17% growth in international sales.
     * AMETEK improved its asset management, particularly with respect to inventory turnover.
     * Through its operational excellence initiatives, AMETEK reduced manufacturing cycle times and costs.

   Certain personal criteria also were reviewed, such as the fact that 1997 was the fifth year of Mr. Blankley's service as Chairman of the Board and CEO after more than 37 years of service with AMETEK in many positions including the positions of President and Chief Executive Officer. The Compensation Committee also evaluated data regarding CEO compensation practices of other comparable companies (which were identified previously) so that Mr. Blankley's total compensation package would be in line with that of CEOs in such other companies. In addition, in fixing Mr. Blankley's bonus, the Compensation Committee considered AMETEK's financial performance and, in particular, the return on assets and cash flow and the total return to stockholders.

                                 SECTION 162(m)

   Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table to $1 million. For the 1997 taxable year, AMETEK did not reach, and therefore was not affected by, this limitation.

                                    Mr. Sheldon S. Gordon
                                    Mr. Charles D. Klein
                                    Mr. James R. Malone
                                    Ms. Elizabeth R. Varet

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table provides details regarding stock options granted to the named executive officers in 1997. In addition, the table provides the hypothetical gains or "option spreads" that would result for the respective options based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the options were granted through their expiration dates. There was no company-wide grant of options made in 1997. Individual grants were made to certain newly hired executives and in cases (including that of Mr. Neupaver) where there was a significant increase in job responsibilities.


                        STOCK OPTION/SAR GRANTS IN 1997

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                POTENTIAL
                                                                                                           REALIZABLE VALUE AT
                                                                                                             ASSUMED ANNUAL
                                                                                                              RATE OF STOCK
                                                                                                           PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                                      FOR OPTION TERM(2)
------------------------------------------------------------------------------------------------------------------------------------

                           NUMBER OF            PERCENT OF TOTAL
                            SHARES                OPTIONS/SARS
                          UNDERLYING               GRANTED TO
                          OPTION/SARS             EMPLOYEES IN        EXERCISE         EXPIRATION
NAME                     GRANTED(#)(1)            FISCAL YEAR       PRICE ($/SH)          DATE           5% ($)         10% ($)
------------------------------------------------------------------------------------------------------------------------------------

W.E. BLANKLEY
                                --                     --                --                --              --              --
------------------------------------------------------------------------------------------------------------------------------------

F.S. HERMANCE
                                --                     --                --                --              --              --
------------------------------------------------------------------------------------------------------------------------------------

J.J. MOLINELLI
                                --                     --                --                --              --              --
------------------------------------------------------------------------------------------------------------------------------------

A.J. NEUPAVER                5,000                  10.75%           23.7813        11/18/2004         48,407          112,809
------------------------------------------------------------------------------------------------------------------------------------

R.W. CHLEBEK                25,000(3)               53.76%           18.0994        03/02/2007        284,500          721,250
------------------------------------------------------------------------------------------------------------------------------------




(1) The options granted in 1997 are exercisable after the first anniversary of the date of the grant (November 18, 1997 with respect to Mr. Neupaver and March 2, 1997 with respect to Mr. Chlebek) during each of the four succeeding twelve-month periods only to the extent of twenty-five percent (25%) of the total number of shares optioned. Optioned shares which may have been but were not purchased during any one twelve-month period may be purchased during any one or more succeeding twelve-month periods up to the expiration date of the option. Options generally become fully exercisable in the event of the holder's death, retirement or termination of employment in connection with a change in control.

(2) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on future performance of AMETEK's Common Stock. There can be no assurance that the rates of appreciation reflected in this table will be achieved.

(3) See Note (1) to Summary Compensation Table on page 11.

The following table shows stock option and stock appreciation rights exercised by the named executive officers during 1997 and the aggregate amounts realized by each such officer. In addition, the table shows the aggregate number of unexercised options and stock appreciation rights that were exercisable and unexercisable as of December 31, 1997, and the values of "in-the-money" stock options and SARs on December 31, 1997, which represent the positive difference between the market price of AMETEK's Common Stock and the exercise price of such options/SARs.

                    AGGREGATE OPTION/SAR EXERCISES IN 1997
                  AND OPTION/SAR VALUES AT DECEMBER 31, 1997

---------------------------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF SHARES                VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED                 IN-THE MONEY
                          SHARES                                   OPTIONS/SARS                      OPTIONS/SARS
                       ACQUIRED ON          VALUE              AT DECEMBER 31, 1997            AT DECEMBER 31, 1997 ($)
                                                      ---------------------------------------------------------------------
       NAME            EXERCISE (#)      REALIZED ($)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
W.E. BLANKLEY                 22,500           386,719           286,905          154,721        4,189,178        2,039,233
---------------------------------------------------------------------------------------------------------------------------
F.S. HERMANCE                 34,034           410,433           111,156          123,176        1,545,445        1,584,320
---------------------------------------------------------------------------------------------------------------------------
J.J. MOLINELLI                 4,000            45,250           100,341           54,078        1,496,595          709,770
---------------------------------------------------------------------------------------------------------------------------
A.J. NEUPAVER                 12,000           121,125            76,607           54,572        1,104,500          669,353
---------------------------------------------------------------------------------------------------------------------------
R.W. CHLEBEK                       0                 0                 0           30,043                0          267,400
---------------------------------------------------------------------------------------------------------------------------

                      DEFINED BENEFIT AND ACTUARIAL PLANS

The Employees' Retirement Plan of AMETEK, Inc. (the "Retirement Plan") is a non-contributory defined benefit pension plan under which contributions are actuarially determined. The following table sets forth the estimated annual benefits, expressed as a single life annuity, payable upon retirement (assuming normal retirement at age 65) under the Retirement Plan for individuals with the indicated years of service and at the indicated compensation levels (without taking into account statutory restrictions incorporated in the Retirement Plan and described below):

                                 PENSION PLAN TABLE

---------------------------------------------------------------------------------------------------------------------------
                                                          ANNUAL BENEFITS BASED ON
                                                YEARS OF SERVICE AT NORMAL RETIREMENT AGE (1)
--------------------------------------------------------------------------------------------------------------------------
     AVERAGE
  COMPENSATION                      15                   20                   25                   30                   35
--------------------------------------------------------------------------------------------------------------------------
150,000                         58,700               62,500               66,300               66,300               66,300
--------------------------------------------------------------------------------------------------------------------------
200,000                         79,100               84,200               89,300               89,300               89,300
--------------------------------------------------------------------------------------------------------------------------
250,000                         99,500              105,800              112,200              112,200              112,200
--------------------------------------------------------------------------------------------------------------------------
300,000                        119,900              127,500              135,200              135,200              135,200
--------------------------------------------------------------------------------------------------------------------------
350,000                        140,300              149,200              158,100              158,100              158,100
--------------------------------------------------------------------------------------------------------------------------
400,000                        160,700              170,900              181,100              181,100              181,100
--------------------------------------------------------------------------------------------------------------------------
450,000                        181,100              192,500              204,000              204,000              204,000
--------------------------------------------------------------------------------------------------------------------------
500,000                        201,500              214,200              227,000              227,000              227,000
--------------------------------------------------------------------------------------------------------------------------
550,000                        221,900              235,900              249,900              249,900              249,900
--------------------------------------------------------------------------------------------------------------------------
600,000                        242,300              257,600              272,900              272,900              272,900
--------------------------------------------------------------------------------------------------------------------------
650,000                        262,700              279,200              295,800              295,800              295,800
--------------------------------------------------------------------------------------------------------------------------
700,000                        283,100              300,900              318,800              318,800              318,800
--------------------------------------------------------------------------------------------------------------------------

(1) Benefit amounts assume a participant reaches age 65 in 1998; for younger participants, the benefit amounts are less than the amounts indicated above.

At December 31, 1997, the executives named in the Summary Compensation Table had the following years of credited service under the Retirement Plan: Mr. Blankley-37; Mr. Hermance-7; Mr. Molinelli-28, and Mr. Neupaver-21. Persons joining AMETEK after January 1, 1997, including Mr. Chlebek, are not eligible to participate in the Retirement Plan, but instead are eligible to participate in a new retirement feature of The AMETEK Savings & Investment Plan. Participants receive an annual contribution between 3% and 8% of their compensation depending on their age and service with AMETEK. (See footnote No. 2 to Summary Compensation Table on page 11.)


The annual compensation taken into account for any plan year is generally equal to the participant's salary and any bonus accrued during the plan year as reported in the Summary Compensation Table. Compensation in excess of certain amounts prescribed by the Secretary of the Treasury ($160,000 for 1998) cannot be taken into account under the Retirement Plan or the Retirement Feature of the AMETEK Savings and Investment Plan. The individuals named in the Summary Compensation Table are subject to this limitation. However, in accordance with a non-qualified supplemental pension arrangement, AMETEK has agreed to provide to Mr. Blankley, a benefit in an amount equal to the excess of the annual pension benefit which would be payable to him under the terms of the Retirement Plan in the absence of statutory restrictions over the amount actually payable under the Retirement Plan. The benefit is limited to the projected excess payable at age 65 determined as of May 21, 1991, taking into account the statutory restrictions as of such date. Pursuant to the arrangement, a restricted stock award was granted in 1991 under the 1991 Stock Incentive Plan of AMETEK, Inc. for 29,110 shares of AMETEK's Common Stock having a fair market value on the date of grant of 50% of the present value of the projected benefit under the supplemental pension arrangement. The remaining 50% of the benefit will be payable in cash, directly out of AMETEK's general assets. Under this arrangement, Mr. Blankley will not receive an amount sufficient to provide him with his full benefit under the Retirement Plan, since the amount of compensation that can be taken into account under the statutory restrictions in effect in 1991 has been subsequently reduced.

In addition, pursuant to the AMETEK, Inc. Supplemental Executive Retirement Plan ("SERP") AMETEK has agreed, beginning in 1997, to credit to the account of employees, including executives named in the Summary Compensation Table, an amount equal to 13% of the executive's compensation in excess of the statutory restrictions for each plan year, in order to compensate them for the loss of retirement income under the Retirement Plan or the Retirement Feature of the AMETEK Savings and Investment Plan resulting from those restrictions. The contribution for Mr. Blankley under the SERP is limited to 13% of his compensation that is not taken into account under the agreement described in the preceding paragraph. The credited amounts are deemed to be invested in AMETEK Common Stock and, upon retirement, shall be distributed in kind. In addition, a one-time credit was made in 1997 to each such executive's account equal to the value of the shares of Common Stock, if any, that would have been credited to the executive's account had the SERP been in effect since January 1, 1989 when the statutory limits first became effective. An executive's right to a benefit under the SERP becomes non-forfeitable at the same time as the executive's right to an accrued benefit under the Retirement Plan (or the retirement feature of the AMETEK Savings and Investment Plan) becomes non-forfeitable.

For retirements occurring in 1998, the maximum annual pension benefit payable at normal retirement age is restricted, by law, to the greater of $130,000 or the amount of such benefit determined under the Retirement Plan and prior existing law as of December 31, 1982. The $130,000 limit is adjusted annually by the Secretary of the Treasury to reflect increases in the cost of living.

                            STOCK PERFORMANCE GRAPH

Assuming an initial investment of $100 invested on December 31, 1992, and the reinvestment of all dividends, the following graph compares AMETEK's cumulative total return plotted on an annual basis for the five years ended December 31, 1997 with the S&P 500 Index and an Industry Performance Peer Group (the Dow
Jones Electrical Components and Equipment Industry Group ("DJEE")).   On July
31, 1997, AMETEK spun-off its Water Filtration business to Culligan Water Technologies, Inc. and AMETEK's stockholders received, on a tax-free basis, .105 shares of Culligan stock for each AMETEK share. For purposes of the graph, the shares distributed by Culligan were treated as a dividend.


                    [STOCK PERFORMANCE GRAPH APPEARS HERE]


                            1992           1993          1994          1995          1996          1997
                        ------------  ------------  ------------  ------------  ------------  ------------
AMETEK.................      $100.00       $ 81.60       $109.73       $123.56       $148.40       $216.98
S&P 500................       100.00        110.08        111.53        153.45        188.68        251.63
Peer Group (DJEE) .....       100.00        110.47        117.63        149.68        182.54        211.08


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Sheldon S. Gordon, Charles D. Klein, James R. Malone and Elizabeth R. Varet comprise the Compensation Committee. Mr. Klein and Ms. Varet are managing directors of American Securities, L.P., an investment banking firm.

The law firm of Stroock & Stroock & Lavan LLP, of which Mr. Cole is a member, rendered during 1997 and continues to render services as General Counsel for AMETEK and its subsidiaries. The investment banking firm of American Securities, L.P., and affiliates of American Securities, L.P., including Oak Hall Capital Advisors, L.P., rendered during 1997 and continue to render financial advisory, investment management and other services to AMETEK. For 1997, Stroock & Stroock & Lavan LLP, and American Securities, L.P. and its affiliates in the aggregate, received $1,765,881 and $750,000, respectively, for services provided which reflect the substantial role each party played in connection with the Culligan transaction. American Securities, L.P. is owned indirectly by Ms. Varet and members of her family through family trusts of which Ms. Varet and Mr. Cole are co-trustees.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires AMETEK's directors and officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of AMETEK's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to AMETEK. These filing requirements also apply to holders of more than ten percent of AMETEK's Common Stock; to AMETEK's knowledge, there currently are no such holders. To AMETEK's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to AMETEK and written representations that no other reports were required, during the fiscal year ended December 31, 1997, AMETEK's officers and directors were in compliance with all Section 16(a) filing requirements.

              EMPLOYMENT CONTRACTS AND TERMINATION, SEVERANCE AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

AMETEK has entered into change of control agreements with most of its executive officers, including the executives listed in the Summary Compensation Table.
The purpose of the agreements is to assure the continued attention and dedication of key executives when AMETEK is faced with a potential change of control by providing for some continuation of the executive's compensation and benefits. Under the agreements, the sum of the executive's prior year's salary, plus the greater of (a) the current year's bonus, or (b) the average of the two prior years' bonuses (as limited under Section 280G of the Code) will be continued for a period of one, two or three years (as defined in each executive's agreement), and health benefits will be continued until Medicare eligibility, coverage under another group health plan, the expiration of ten years or the executive's death, whichever is earlier, in the event that the executive's employment is terminated by AMETEK without cause or by the executive for good reason within two years after a Change of Control. For purposes of the agreements, a "Change of Control" means the acquisition of 20% or more of the voting stock of AMETEK by a party other than AMETEK (or its affiliates), or a merger or consolidation after which the stockholders of AMETEK do not own or control at least 50% or more of the voting stock of AMETEK, or any sales or other disposition of all or substantially all of AMETEK's assets, or a plan of liquidation is approved. Each of the executive officers named in the Summary Compensation Table on page 11 would be entitled to three times (two times for Mr. Chlebek) their compensation in the event of a Change of Control.

Pursuant to a Supplemental Senior Executive Death Benefit Program (the "Program"), AMETEK has entered into individual agreements with certain executives. The agreements require AMETEK to pay death benefits to their designated beneficiaries and to pay lifetime benefits to the executives under certain circumstances. If a covered executive dies before retirement or before age 65 while on disability retirement, the executive's beneficiary will receive monthly payments from the date of the executive's death until the date he or she would have attained age

80, but not less than for 15 years (the 15-year minimum guarantee does not apply to executives whose inclusion in the Program is approved after December 31,
1986). If a covered executive retires, or reaches age 65 while on disability retirement, the Program provides for an annual benefit of one-tenth of the lesser of (a) twice the executive's average annual base salary for the last five full years of service, rounded off to the next highest multiple of $50,000 or
(b) a maximum amount specified in the agreement. The highest maximum amount specified in the existing agreements is $1,000,000. The benefit is payable monthly over a period of 10 years to the executive or the executive's beneficiary. The payments will commence for retirees at age 70 or death, whichever is earlier. However, if the executive retires after age 70, the payments commence on retirement.

To fund benefits under the Program, AMETEK has purchased individual life insurance policies on the lives of certain of the covered executives. AMETEK retains the right to terminate all of the Program agreements under certain circumstances. Messrs. Blankley, Hermance, Molinelli, and Neupaver are participants in the Program.

Pre- and post-retirement life insurance coverage and supplemental retirement income are provided to Mr. Chlebek under a Supplemental Senior Executive Split Dollar Death Benefit Plan. To fund these benefits, AMETEK has purchased a split-dollar life insurance policy. AMETEK pays the majority of the premium costs with Mr. Chlebek paying approximately $500 per year. Pre-retirement death benefits include a $490,000 lump sum payment to his beneficiary and an annual payment of $70,000 commencing ten years after his death and ending on the date Mr. Chlebek would have attained age 80. Upon Mr. Chlebek's attainment of age 65, AMETEK will withdraw from the policy an amount equal to the amount of premiums paid, and he will become the owner of the policy which is targeted to have a value of approximately $300,000 to $350,000 at age 65. In the event Mr. Chlebek terminates employment prior to age 65, he can either purchase the policy from AMETEK, or terminate the agreement.


               STOCKHOLDER PROPOSALS FOR THE 1999 PROXY STATEMENT

Proposals of stockholders intended to be presented at AMETEK's 1999 Annual Meeting of stockholders must be received by AMETEK at its executive offices shown on page 1 of this proxy statement on or prior to November 20, 1998 to be eligible for inclusion in the proxy material to be used in connection with the 1999 Annual Meeting.

                                    By order of the Board of Directors
                                    DONNA F. WINQUIST,
                                    Corporate Secretary

Dated: Paoli, Pennsylvania, March 25, 1998

                                 DIRECTIONS TO
                         ANNUAL MEETING OF STOCKHOLDERS
                                    HELD AT
              THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                  ONE LIBERTY BOULEVARD, MALVERN, PENNSYLVANIA


DIRECTIONS FROM PHILADELPHIA
Take the Schuylkill Expressway (I-76) West. Follow I-76 West to Route 202 South. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.


DIRECTIONS FROM SOUTH JERSEY
Take I-95 South to Route 322 West. Take Route 322 West to US Route 1 South to Route 202 North. Take Route 202 North to Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. Hotel will be on the left.


FROM I-95 FROM PHILADELPHIA INTERNATIONAL AIRPORT
Take I-95 South to Route 476 North. Follow Route 476 North to the Schuylkill Expressway (I-76) West to Route 202 South. Take Route 202 South to the Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.


DIRECTIONS FROM WILMINGTON AND POINTS SOUTH (DELAWARE AND MARYLAND)
Take I-95 North to Route 202 North. Follow Route 202 North to the Great Valley/Route 29 North Exit. Turn right onto Route 29 North. Turn right at second light onto Liberty Boulevard. Hotel will be on the left.


DIRECTIONS FROM NEW YORK AND POINTS NORTH
Take the New Jersey Turnpike South to Exit 6, the Pennsylvania Turnpike extension. Follow the Turnpike West to Exit 24, Valley Forge. Take Route 202 South to the Great Valley/Route 29 North Exit. At the end of the ramp, proceed through the light onto Liberty Boulevard. The Hotel will be on the right.


DIRECTIONS FROM HARRISBURG AND POINTS WEST
Take Pennsylvania Turnpike East to Exit 24, Valley Forge. Take Route 202 South to Great Valley/Route 29 North Exit. At the end of the ramp, proceed through light onto Liberty Boulevard. The Hotel will be on the right.



                                     LOGO
                           Printed on recycled paper.
  This document is printed on recycled paper which contains at least 10% post consumer waste.

________________________________________________________________________________


                                 AMETEK, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Walter E. Blankley, Lewis G. Cole and Donna
F. Winquist or a majority of those present and acting, or, if only one is present, then that one, proxies, with full power of substitution, to vote all stock of AMETEK, Inc. which the undersigned is entitled to vote at AMETEK's Annual Meeting of Stockholders to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on Tuesday April 21, 1998, at 2:00 p.m. local time, and at any adjournment or postponements thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

                        (TO BE SIGNED ON REVERSE SIDE)             SEE
                                                                 REVERSE
                                                                   SIDE

                        PLEASE DATE, SIGN AND MAIL YOUR

                      PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                                OF AMETEK, INC.

                                APRIL 21, 1998


                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR   [                                                  [
      VOTES AS IN THIS
      EXAMPLE.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED'S VOTE IS TO BE CAST FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL (1), AND FOR APPROVAL OF PROPOSAL (2), AS MORE FULLY DESCRIBED IN THE ENCLOSED PROXY STATEMENT.

                  FOR     WITHHELD    NOMINEES:                                                      FOR     AGAINST    ABSTAIN
1. ELECTION                             Walter E. Blankley       2. PROPOSAL TO APPROVE THE
   OF            [_]        [_]         Lewis G. Cole               APPOINTMENT OF ERNST & YOUNG   [_]       [_]        [_]
   DIRECTORS                            Charles D. Klein            LLP AS INDEPENDENT AUDITORS
                                                                    FOR THE YEAR 1998.
INSTRUCTION: To withhold authority to vote for
any individual nominee, place an "X" in the box                   In their discretion, the proxies are authorized to vote upon
on the left (FOR) and write that nominee's name                   such other business as may properly come before the meeting.
in the space provided below.
                                                                  Receipt of the notice of said meeting and of the Proxy Statement of AMETEK, Inc. accompanying the same is hereby acknowledged.
_______________________________________________
                                                                  PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


_______________________________________________  Date:_____________, 1998 ______________________________ Date:_____________, 1998
                  SIGNATURE                                                 SIGNATURE IF HELD JOINTLY

NOTE: Please sign exactly as your name appears on this card. Indicate your full title if you are signing as an executor, administrator, trustee, etc. If the signer is a corporation, an authorized officer should sign the full corporate name. All owners must sign if shares are held in the name of more than one person.